                          NABISCO GROUP HOLDINGS CORP.
                     (CURRENTLY RJR NABISCO HOLDINGS CORP.)

               RESTATED AUDITED CONSOLIDATED FINANCIAL STATEMENTS

             REPORT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

RJR Nabisco Holdings Corp.:

    We have audited the accompanying consolidated balance sheets of RJR Nabisco Holdings Corp. ("RJRN Holdings"--to be renamed Nabisco Group Holdings Corp.) as of December 31, 1998 and 1997, and the related consolidated statements of income, cash flows and stockholders' equity and comprehensive income for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of RJRN Holdings at December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

/S/ DELOITTE & TOUCHE LLP
New York, New York
May 18, 1999

         REPORT OF MANAGEMENT'S RESPONSIBILITY FOR FINANCIAL STATEMENTS

    The financial statements presented in this report have been prepared by management in accordance with generally accepted accounting principles using, where appropriate, management's best estimates and judgment. Management maintains a system of internal controls to provide reasonable assurance that the assets of RJR Nabisco Holdings Corp. (to be renamed Nabisco Group Holdings Corp.) are safeguarded and transactions are executed as authorized and properly recorded. The system includes established policies and procedures, a program of internal audits, management reviews and careful selection and training of qualified personnel.

    The audit committee is comprised solely of outside directors. It meets periodically with management, the internal auditors, and the independent auditors, Deloitte & Touche LLP, to discuss and address internal accounting control, auditing and financial reporting matters. Both independent and internal auditors have unrestricted access to the audit committee.

/S/ STEVEN F. GOLDSTONE
----------------------------

Chairman and
Chief Executive Officer

/S/ DAVID B. RICKARD
----------------------------

Senior Vice President
and Chief Financial Officer

                       CONSOLIDATED STATEMENTS OF INCOME
                 (DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS)

YEARS ENDED DECEMBER 31                                                                       1998        1997        1996
-----------------------------------------------------------------------------------------  ----------  ----------  ----------
NET SALES................................................................................  $    8,400  $    8,734  $    8,889
                                                                                           ----------  ----------  ----------
Costs and expenses:
  Cost of products sold..................................................................       4,683       4,950       5,226
  Selling, advertising, administrative and general expenses..............................       2,670       2,469       2,528
  Amortization of trademarks and goodwill................................................         221         226         228
  Restructuring expense (note 2).........................................................         530          --         428
                                                                                           ----------  ----------  ----------
      OPERATING INCOME...................................................................         296       1,089         479
Interest and debt expense................................................................        (401)       (421)       (424)
Other income (expense), net..............................................................         (29)        (32)        (31)
                                                                                           ----------  ----------  ----------
      INCOME (LOSS) BEFORE INCOME TAXES..................................................        (134)        636          24
Provision (benefit) for income taxes.....................................................          (2)        257          62
                                                                                           ----------  ----------  ----------
      INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST IN INCOME (LOSS)
        OF NABISCO HOLDINGS..............................................................        (132)        379         (38)
Less minority interest in income (loss) of Nabisco Holdings..............................         (14)         84           3
                                                                                           ----------  ----------  ----------
      INCOME (LOSS) FROM CONTINUING OPERATIONS...........................................        (118)        295         (41)
Income (loss) from operations of discontinued businesses (note 17).......................        (459)        107         652
                                                                                           ----------  ----------  ----------
      INCOME (LOSS) BEFORE EXTRAORDINARY ITEM............................................        (577)        402         611
Extraordinary item--loss on early extinguishment of debt, net of income taxes and
  minority interest......................................................................          --         (21)         --
                                                                                           ----------  ----------  ----------
      NET INCOME (LOSS)..................................................................  $     (577) $      381  $      611
                                                                                           ----------  ----------  ----------
                                                                                           ----------  ----------  ----------
BASIC NET INCOME (LOSS) PER SHARE:
  Income (loss) from continuing operations...............................................  $     (.49) $      .78  $     (.26)
  Income (loss) from discontinued operations.............................................  $    (1.42) $      .33  $     2.01
  Loss from extraordinary item...........................................................  $       --  $     (.06) $       --
  Net income (loss)......................................................................  $    (1.91) $     1.05  $     1.75
DILUTED NET INCOME (LOSS) PER SHARE:
  Income (loss) from continuing operations...............................................  $     (.49) $      .76  $     (.26)
  Income (loss) from discontinued operations.............................................  $    (1.42) $      .33  $     2.01
  Loss from extraordinary item...........................................................  $       --  $     (.06) $       --
  Net income (loss)......................................................................  $    (1.91) $     1.03  $     1.75
DIVIDENDS PER SHARE:
  Common stock...........................................................................  $     2.05  $     2.05  $     1.85
  Series C preferred stock...............................................................  $       --  $     2.25  $     6.01

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN MILLIONS)

YEARS ENDED DECEMBER 31                                                                 1998       1997       1996
------------------------------------------------------------------------------------  ---------  ---------  ---------
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
  Net income (loss).................................................................  $    (577) $     381  $     611
  Less (income) loss from discontinued operations...................................        459       (107)      (652)
                                                                                      ---------  ---------  ---------
  Income (loss) from continuing operations..........................................       (118)       274        (41)
                                                                                      ---------  ---------  ---------
  Adjustments to reconcile net income (loss) to net cash flows from operating activities:
    Depreciation and amortization...................................................        494        503        498
    Deferred income tax provision (benefit).........................................       (188)        12        (63)
    Extraordinary loss..............................................................         --         43         --
    Restructuring and restructuring-related expenses, net of cash payments..........        459       (179)       385
    Other changes that provided (used) cash:
      Accounts and notes receivable.................................................         (5)         6        (23)
      Inventories...................................................................         44        (12)       (28)
      Accounts payable and accrued liabilities, including income taxes..............        (61)      (131)      (110)
      Other, net....................................................................        (62)         4         36
                                                                                      ---------  ---------  ---------
      Total adjustments.............................................................        681        246        695
                                                                                      ---------  ---------  ---------
    Net cash flows from continuing operations.......................................        563        520        654
    Net cash flows with discontinued operations.....................................        546        592        693
                                                                                      ---------  ---------  ---------
    Net cash flows from operating activities........................................      1,109      1,112      1,347
                                                                                      ---------  ---------  ---------
CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
  Capital expenditures..............................................................       (340)      (392)      (437)
  Acquisitions of businesses........................................................         (9)       (46)      (173)
  Divestitures of businesses and certain assets.....................................        562         65         16
  Net repurchases of Nabisco Holdings' common stock.................................        (38)       (22)        --
  Net proceeds from exercise of Nabisco Holdings' common stock options..............         25         --         --
                                                                                      ---------  ---------  ---------
    Net cash flows from (used in) investing activities..............................        200       (395)      (594)
                                                                                      ---------  ---------  ---------
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
  Proceeds from issuance of long-term debt..........................................      1,279        360         11
  Repayments of long-term debt......................................................        (32)    (1,109)       (72)
  Increase (decrease) in short-term borrowings......................................     (1,965)       824         34
  Repurchase of common stock........................................................         --         --       (100)
  Proceeds from the issuance of trust originated preferred securities...............        374         --         --
  Redemption of Series B preferred stock............................................       (301)        --         --
  Dividends paid on common and preferred stock......................................       (742)      (755)      (716)
  Other, net........................................................................         69          4         64
                                                                                      ---------  ---------  ---------
    Net cash flows used in financing activities.....................................     (1,318)      (676)      (779)
                                                                                      ---------  ---------  ---------
Effect of exchange rate changes on cash and cash equivalents........................         (6)        (8)        (2)
                                                                                      ---------  ---------  ---------
    Net change in cash and cash equivalents.........................................        (15)        33        (28)
Cash and cash equivalents at beginning of period....................................        127         94        122
                                                                                      ---------  ---------  ---------
Cash and cash equivalents at end of period..........................................  $     112  $     127  $      94
                                                                                      ---------  ---------  ---------
                                                                                      ---------  ---------  ---------

Income taxes paid, net of refunds...................................................  $     231  $     247  $     150
Interest paid.......................................................................  $     381  $     453  $     453

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN MILLIONS)

DECEMBER 31                                                                                     1998       1997
--------------------------------------------------------------------------------------------  ---------  ---------

ASSETS
Current assets:
  Cash and cash equivalents.................................................................  $     112  $     127
  Accounts and notes receivable, net........................................................        522        525
  Inventories:
    Finished products.......................................................................        457        540
    Raw materials...........................................................................        164        182
    Other...................................................................................        132        143
                                                                                              ---------  ---------
    Total inventories.......................................................................        753        865
                                                                                              ---------  ---------
  Prepaid expenses and other current assets.................................................         70         59
  Net assets of discontinued businesses (note 17)...........................................      6,696        754
                                                                                              ---------  ---------
      TOTAL CURRENT ASSETS..................................................................      8,153      2,330
                                                                                              ---------  ---------

Property, plant and equipment--at cost:
    Land and land improvements..............................................................        192        199
    Buildings and leasehold improvements....................................................        937        942
    Machinery and equipment.................................................................      3,385      3,509
    Construction-in-process.................................................................        292        390
                                                                                              ---------  ---------
    Total property, plant and equipment.....................................................      4,806      5,040
Less accumulated depreciation...............................................................      1,859      1,713
                                                                                              ---------  ---------
    Property, plant and equipment, net......................................................      2,947      3,327
                                                                                              ---------  ---------

Trademarks, net of accumulated amortization (1998--$1,102, 1997--$1,070)....................      3,368      3,725
Goodwill, net of accumulated amortization (1998--$910, 1997--$834)..........................      3,182      3,343
Other assets and deferred charges...........................................................         94        150
Net assets of discontinued businesses (note 17).............................................         --      6,957
                                                                                              ---------  ---------
                                                                                              $  17,744  $  19,832
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                             (DOLLARS IN MILLIONS)

DECEMBER 31                                                                                     1998       1997
--------------------------------------------------------------------------------------------  ---------  ---------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term borrowings.....................................................................  $      68  $     180
  Accounts payable..........................................................................        407        435
  Accrued liabilities.......................................................................      1,231      1,057
  Current maturities of long-term debt......................................................        118         21
  Income taxes accrued......................................................................         20        129
                                                                                              ---------  ---------
      TOTAL CURRENT LIABILITIES.............................................................      1,844      1,822
                                                                                              ---------  ---------

Long-term debt (less current maturities)....................................................      3,619      4,334
Minority interest in Nabisco Holdings.......................................................        752        812
Other noncurrent liabilities................................................................        962        923
Deferred income taxes.......................................................................      1,226      1,357
Commitments and contingencies (note 9)
Nabisco Group Holdings' obligated mandatorily redeemable preferred securities of subsidiary       1,327        953
  trusts holding solely junior subordinated debentures*.....................................

Stockholders' equity:
  Preferred stock...........................................................................        205        520
  Common stock (1998--328,385,148 shares issued, 1997--327,158,090 shares issued)...........          3          3
  Paid-in capital...........................................................................      9,004      9,690
  Retained earnings (accumulated deficit)...................................................       (577)        --
  Accumulated other comprehensive income....................................................       (460)      (413)
  Treasury stock, at cost...................................................................       (100)      (100)
  Other stockholders' equity................................................................        (61)       (69)
                                                                                              ---------  ---------
      TOTAL STOCKHOLDERS' EQUITY............................................................      8,014      9,631
                                                                                              ---------  ---------
                                                                                              $  17,744  $  19,832
                                                                                              ---------  ---------
                                                                                              ---------  ---------

------------------------------

* The sole assets of the subsidiary trusts are junior subordinated debentures of Nabisco Group Holdings Corp. The outstanding junior subordinated debentures have aggregate principal amounts of approximately $978 and $385 million, annual interest rates of 10% and 9 1/2%, and mature in December 2044 and September 2047, respectively. The preferred securities will be mandatorily redeemed upon redemption of the junior subordinated debentures. See note 17 regarding the partial tender and redemption of these securities.

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME
                             (DOLLARS IN MILLIONS)

                                                                                       ACCUMULATED OTHER
                                                    CAPITAL     PAID-IN    RETAINED      COMPREHENSIVE     TREASURY
                                                    STOCK*      CAPITAL    EARNINGS         INCOME           STOCK        OTHER
                                                  -----------  ---------  -----------  -----------------  -----------  -----------
Balance at January 1, 1996......................   $     547   $  10,118   $      --       $    (184)      $      --    $    (152)
  Net income....................................                                 611
  Foreign currency translation, net of tax
    expense of $17 million......................                                                 (45)
  Minimum pension liability, net of tax benefit
    of $2 million...............................                                                  (4)
  Total comprehensive income....................
  Retirement of 431,757 shares of ESOP preferred
    stock.......................................          (7)
  Issuance of 775,366 shares of common stock....                      18
  Repurchase of 3,377,300 shares of common
    stock.......................................                                                                (100)
  Cancellation of 9,000 shares of common
    stock.......................................
  Dividends.....................................                     (97)       (611)
  ESOP note payments received...................                                                                               34
  Other.........................................                      11                                                        9
                                                  -----------  ---------       -----           -----           -----        -----
Balance at December 31, 1996....................         540      10,050          --            (233)           (100)        (109)
  Net income....................................                                 381
  Foreign currency translation, net of tax
    expense of $12 million......................                                                (170)
  Minimum pension liability, net of tax benefit
    of $5 million...............................                                                 (10)
  Total comprehensive income....................
  Retirement of 843,970 shares of ESOP preferred
    stock.......................................         (14)
  Conversion of 26,675,000 shares of Series C
    preferred stock into 53,350,000
    shares of common stock......................          (3)          3
  Issuance of 405,532 shares of common stock....                      10
  Cancellation of 171,750 shares of common
    stock.......................................                      (5)
  Dividends.....................................                    (361)       (381)
  ESOP note payments received...................                                                                               36
  Other.........................................                      (7)                                                       4
                                                  -----------  ---------       -----           -----           -----        -----
Balance at December 31, 1997....................         523       9,690          --            (413)           (100)         (69)
  Net loss......................................                                (577)
  Foreign currency translation, net of tax
    benefit of $6 million.......................                                                 (50)
  Minimum pension liability, net of tax expense
    of $1 million...............................                                                   3
  Total comprehensive income (loss).............
  Retirement of 895,983 shares of ESOP preferred
    stock.......................................         (14)
  Redemption of 12,043,940 shares of Series B
    preferred stock.............................        (301)
  Issuance of 1,264,058 shares of common
    stock.......................................                      41
  Cancellation of 37,000 shares of common
    stock.......................................                      (1)
  Dividends.....................................                    (704)
  ESOP note payments received...................                                                                               33
  Other.........................................                     (22)                                                     (25)
                                                  -----------  ---------       -----           -----           -----        -----
Balance at December 31, 1998....................   $     208   $   9,004   $    (577)      $    (460)      $    (100)   $     (61)
                                                  -----------  ---------       -----           -----           -----        -----
                                                  -----------  ---------       -----           -----           -----        -----


                                                               COMPREHENSIVE
                                                    TOTAL         INCOME
                                                  ---------  -----------------
Balance at January 1, 1996......................  $  10,329
  Net income....................................        611      $     611
  Foreign currency translation, net of tax
    expense of $17 million......................        (45)           (45)
  Minimum pension liability, net of tax benefit
    of $2 million...............................         (4)            (4)
                                                                     -----
  Total comprehensive income....................                 $     562
                                                                     -----
                                                                     -----
  Retirement of 431,757 shares of ESOP preferred
    stock.......................................         (7)
  Issuance of 775,366 shares of common stock....         18
  Repurchase of 3,377,300 shares of common
    stock.......................................       (100)
  Cancellation of 9,000 shares of common
    stock.......................................         --
  Dividends.....................................       (708)
  ESOP note payments received...................         34
  Other.........................................         20
                                                  ---------
Balance at December 31, 1996....................     10,148
  Net income....................................        381      $     381
  Foreign currency translation, net of tax
    expense of $12 million......................       (170)          (170)
  Minimum pension liability, net of tax benefit
    of $5 million...............................        (10)           (10)
                                                                     -----
  Total comprehensive income....................                 $     201
                                                                     -----
                                                                     -----
  Retirement of 843,970 shares of ESOP preferred
    stock.......................................        (14)
  Conversion of 26,675,000 shares of Series C
    preferred stock into 53,350,000
    shares of common stock......................         --
  Issuance of 405,532 shares of common stock....         10
  Cancellation of 171,750 shares of common
    stock.......................................         (5)
  Dividends.....................................       (742)
  ESOP note payments received...................         36
  Other.........................................         (3)
                                                  ---------
Balance at December 31, 1997....................      9,631
  Net loss......................................       (577)     $    (577)
  Foreign currency translation, net of tax
    benefit of $6 million.......................        (50)           (50)
  Minimum pension liability, net of tax expense
    of $1 million...............................          3              3
                                                                     -----
  Total comprehensive income (loss).............                 $    (624)
                                                                     -----
                                                                     -----
  Retirement of 895,983 shares of ESOP preferred
    stock.......................................        (14)
  Redemption of 12,043,940 shares of Series B
    preferred stock.............................       (301)
  Issuance of 1,264,058 shares of common
    stock.......................................         41
  Cancellation of 37,000 shares of common
    stock.......................................         (1)
  Dividends.....................................       (704)
  ESOP note payments received...................         33
  Other.........................................        (47)
                                                  ---------
Balance at December 31, 1998....................  $   8,014
                                                  ---------
                                                  ---------

------------------------
* Includes $3 million of common stock for each reporting period presented. The number of shares of common stock, par value $.01, authorized at December 31, 1998 was 440,000,000. Common shares outstanding: 1998- 325,007,848 and 1997-
  323,780,790.

                SEE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of Nabisco Group Holdings Corp. ("NGH"--currently named RJR Nabisco Holdings Corp.), and its majority-owned subsidiaries, including 80.6% of Nabisco Holdings Corp. ("Nabisco Holdings") and its wholly-owned subsidiary, Nabisco, Inc. ("Nabisco").

    The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    The account balances and activities of R.J. Reynolds Tobacco Holdings, Inc. ("RJR"--formerly named RJR Nabisco, Inc.), which included R.J. Reynolds International ("Reynolds International"), R.J. Reynolds Tobacco Company ("Reynolds Tobacco") and corporate headquarters, are segregated and reported as discontinued operations in the accompanying consolidated financial statements. See note 17 for further discussion.

    Certain prior years' amounts have been reclassified to conform to the 1998 presentation.

    Unless otherwise noted, all dollar amounts presented are in millions except per share amounts.

    CASH EQUIVALENTS

    Cash equivalents include all short-term, highly liquid investments that are readily convertible to known amounts of cash and that have original maturities of three months or less.

    INVENTORIES

    Inventories are stated at the lower of cost or market. Cost is determined principally under the FIFO method.

    DEPRECIATION AND AMORTIZATION AND VALUATION OF INTANGIBLES

    Property, plant and equipment are depreciated by the straight-line method over the estimated useful lives of the assets.

    Goodwill and trademarks are amortized using the straight-line method, principally over 40 years. Management periodically evaluates the recoverability of goodwill and trademarks. The carrying value of goodwill and trademarks would be reduced if it is probable that management's best estimate of future operating income before amortization of goodwill and trademarks from related operations, on an undiscounted basis, will be less than the carrying value over the remaining amortization period.

    OTHER INCOME (EXPENSE), NET

    Interest income, certain gains and losses on foreign currency transactions, financing-related fees and other items of a financial nature are included in "Other income (expense), net".

    ADVERTISING AND RESEARCH AND DEVELOPMENT

    Advertising and research and development costs are expensed as incurred.

    INTEREST RATE ARRANGEMENTS

    For interest rate swaps, the differential to be paid or received is accrued and recognized in interest expense and may change as market interest rates change. For purchased interest rate caps, the premium paid is amortized to interest expense over the term of the cap and any amounts receivable are accrued as a reduction of interest expense. If an arrangement is terminated prior to maturity, the gain or loss is recognized over the remaining original life of the arrangement if the item hedged remains outstanding, or immediately, if the item hedged does not remain outstanding. If the arrangement is not terminated prior to maturity, but the underlying hedged item is no longer outstanding, the interest rate arrangement is marked to market and any unrealized gain or loss is recognized immediately.

    FOREIGN CURRENCY ARRANGEMENTS

    Forward foreign exchange contracts are carried at fair value on the consolidated balance sheets. The corresponding gains or losses on those contracts entered into to hedge firm commitments are deferred on the consolidated balance sheets as well and included in the basis of the underlying hedged transaction when settled. To the extent that the underlying hedged foreign currency transaction does not occur, the gains and losses deferred are recognized in earnings immediately. Gains or losses on those contracts entered into to hedge foreign currency exposure of existing assets and liabilities are generally recognized in income currently, along with the related translation gains or losses recognized from the remeasurement of the assets or liabilities hedged.

    Translation gains or losses resulting from foreign-denominated borrowings that are accounted for as hedges of certain foreign currency net investments result in charges or credits to the cumulative translation adjustments account in stockholders' equity.

    COMMODITY CONTRACTS

    Changes in the market value of commodity contracts are recorded as an addition to, or reduction from, the raw material inventory cost. Market value changes are recorded in cost of products sold when the related finished products are sold. Due to wide fluctuations in the market prices for various agricultural commodities, futures contracts are frequently entered into to hedge the price risk associated with anticipated purchases. The amount of hedging losses deferred as of December 31, 1998 and 1997 were $5 million and $7 million, respectively.

    RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

    On January 1, 1998, NGH adopted Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS No. 130"), which established standards for reporting and displaying comprehensive income and its components. Comprehensive income is defined as the change in stockholders' equity during a period from transactions from nonowner sources and primarily includes net income
(loss), foreign currency translation adjustments and minimum pension liability adjustments. The components of comprehensive income are displayed in the consolidated statements of stockholders' equity. The adoption of SFAS No. 130 did not have a material effect on NGH's financial position or results of operations.

    In the fourth quarter of 1998, NGH adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS No. 131"), which established standards for the way in which information about operating segments is reported. SFAS No. 131 also established standards for related disclosures about products and services, geographic areas and major customers. See note 14 for disclosures required by SFAS No. 131. The adoption of SFAS No. 131 did not have a material effect on NGH's financial position or results of operations.

    NGH also adopted Statement of Financial Accounting Standards No. 132, Employers' Disclosures about Pensions and Other Postretirement Benefits ("SFAS No. 132") during 1998. SFAS No. 132 standardized the disclosure requirements for pensions and other postretirement benefits, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis and eliminates certain requirements from other accounting standards no longer deemed useful. It does not change the measurement or recognition of these plans. See note 13 for disclosures required by SFAS No. 132. The adoption of SFAS No. 132 did not have a material effect on NGH's financial position or results of operations.

    During 1998, NGH also adopted Statement of Position ("SOP") No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, which requires certain costs incurred in connection with developing or obtaining internal-use software to be capitalized and other costs to be expensed. The adoption of SOP No. 98-1 had no material effect on NGH's financial position or results of operations.

    RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

    During 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133"), which must be adopted by January 1, 2000, with early adoption permitted. On May 20, 1999, the FASB issued an exposure draft, which would amend SFAS No. 133 to delay its effective date one year. SFAS No. 133 requires that all derivative financial instruments be recorded on the consolidated balance sheet at their fair value. Changes in the fair value of derivatives will be recorded each period in earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. NGH has not yet determined the timing of adoption or the impact that adoption or subsequent application of SFAS No. 133 will have on its financial position or results of operations.

    In April 1998, the American Institute of Certified Public Accountants' Accounting Standards Executive Committee issued SOP No. 98-5, Reporting on the Costs of Start-Up Activities. SOP No. 98-5 establishes standards on accounting for start-up and organization costs and, in general, requires such costs to be expensed as incurred. This standard was adopted on January 1, 1999. The adoption of SOP No. 98-5 did not have a material effect on NGH's financial position or results of operations.

NOTE 2--RESTRUCTURING

    1998 CHARGES

    In the second and fourth quarters of 1998, Nabisco recorded restructuring charges of $406 million ($216 million after-tax, net of minority interest) and $124 million ($75 million after-tax, net of minority interest), respectively. These restructuring programs were undertaken to streamline operations and improve profitability and will include workforce reductions of approximately 6,500 employees. The restructuring programs will require cash expenditures of approximately $205 million primarily to be spent in 1999. In addition, the programs will require additional expenses of approximately $134 million, of which $56 million ($27 million after-tax, net of minority interest) was incurred in 1998. These restructuring related expenses are principally for implementation and integration of the programs and include costs for relocation of employees and equipment and training.

    The key elements of the 1998 restructuring programs include:

                                                        SEVERANCE       CONTRACT       ASSETS TO BE     OTHER EXIT
                                                      AND BENEFITS    TERMINATIONS      DISPOSED OF        COSTS        TOTAL
                                                      -------------  ---------------  ---------------  -------------  ---------

Sales force reorganizations.........................    $      37       $       3        $      --       $      --    $      40

Distribution reorganizations........................           16               8                9              --           33

Staff reductions....................................           83              --                3              --           86

Manufacturing cost reduction initiatives............           22              --                8              --           30

Plant closures......................................           46               3              217              15          281

Product line rationalizations.......................            4               4               20              32           60
                                                            -----             ---            -----             ---    ---------

Total restructuring charges.........................    $     208       $      18        $     257       $      47    $     530
                                                            -----             ---            -----             ---    ---------
                                                            -----             ---            -----             ---    ---------

- Sales force reorganizations consist of $35 million for Biscuit to reorganize its direct store delivery sales force to improve its effectiveness and $5 million for the International Food Group, principally Latin America.

- Distribution reorganizations consist of plans to exit a number of domestic and international distribution and warehouse facilities, principally $19 million for Biscuit and $14 million for the International Food Group.

- Staff reductions consist of headquarters and operating unit realignments, functional consolidations and eliminations of positions throughout Nabisco. Amounts are: $37 million for the U.S. Foods Group; $26 million for International headquarters, Canada and other foreign units; $15 million for corporate headquarters; and $8 million for Biscuit.

- Manufacturing cost reduction initiatives consist of a number of domestic and international programs to increase productivity, principally $19 million for Biscuit and $7 million for Canada.

- Plant closure accruals are for the closure and future sale of 18 production facilities in order to improve manufacturing efficiencies and reduce costs. Amounts by operating segment are: Biscuit $217 million; U.S. Foods Group $12 million; and International Food Group $52 million. As of December 31, 1998, production had ceased in 6 facilities which are being actively marketed for sale. Other exit costs consist of incremental costs to be incurred prior to sale.

- Product line rationalizations consist of exit costs to discontinue a number of domestic and international product lines. Other exit costs are principally write-offs for disposals of various discontinued products. Amounts by operating segment are: U.S. Foods Group $34 million; Biscuit $14 million; and International Food Group $12 million.

    As of December 31, 1998, $61 million of charges were applied against restructuring reserves as follows: $34 million for 2,000 employees severed, $3 million for contract terminations, $12 million for asset disposals and $12 million for other exit costs. Of the charges applied against the restructuring reserves, cash expenditures amounted to $39 million.

    1996 CHARGES

    Nabisco recorded a restructuring charge of $428 million ($241 million after-tax, net of minority interest) in the second quarter of 1996. The restructuring program was undertaken to streamline operations and improve profitability and was substantially completed during 1997. The $428 million restructuring charge required cash expenditures of $238 million. In addition to the restructuring charge, the program required additional 1996 expenditures of $97 million for implementation and integration expenses, principally for relocation of employees and equipment and training.

    The major cost components of the $428 million restructuring charge (see table below) were for domestic and international severance and benefits related to workforce reductions totaling approximately 5,700 employees; product line rationalization losses resulting from disposals of equipment ($91 million) and packaging materials ($25 million) related to the elimination of more than 300 stock keeping units of slow moving products; losses to write-down the carrying values of several non-strategic product lines prior to sale, including $30 million for intangibles, $3 million for inventory and $2 million for property; contract termination costs related to the termination of manufacturing supply and distribution contracts; and losses from disposals of property related to international plant closures and domestic and international facility reorganizations, including $19 million for property, $2 million for plant closure costs and $1 million for the disposal of inventory.

    The major cost components of the restructuring charge and changes in estimates and charges are summarized below. Severance benefits increased $30 million over the original estimate due to higher than anticipated costs associated with Biscuit's sales force reorganization. Estimated product line disposals decreased $15 million due to the decision not to sell a small regional brand. Estimated costs for product line rationalizations, contract terminations and facility reorganizations were also changed due to different actual costs.

                                  JUNE 1996    CHANGE IN    ADJUSTED     PAYMENTS      BALANCE      PAYMENTS       BALANCE
                                  PROVISION    ESTIMATE     PROVISION    & CHARGES    12-31-97      & CHARGES     12-31-98
                                 -----------  -----------  -----------  -----------  -----------  -------------  -----------
Severance and benefits.........   $     194    $      30    $     224    $    (197)   $      27     $     (25)    $       2
Product line rationalizations..         116            4          120         (117)           3            (3)           --
Product line disposals.........          51          (15)          36          (36)          --            --            --
Contract terminations..........          45          (15)          30          (29)           1            (1)           --
Plant closures and facility
  reorganizations..............          22           (4)          18          (12)           6            (6)           --
                                      -----        -----        -----   -----------         ---         -----         -----
      Total....................   $     428    $      --    $     428    $    (391)   $      37     $     (35)    $       2
                                      -----        -----        -----   -----------         ---         -----         -----
                                      -----        -----        -----   -----------         ---         -----         -----

NOTE 3--OPERATIONS

    Cost of products sold in 1998 was reduced by a $14 million net gain ($1 million after-tax, net of minority interest) related to businesses sold and non-strategic businesses exited in the third quarter. Businesses sold include the College Inn brand of canned broths, the U.S. and Canadian tablespreads and U.S. egg substitute businesses (formerly included in the U.S. Foods Group operating segment) and the Del Monte brand canned vegetable business in Venezuela (formerly included in the International Food Group operating segment) for net proceeds of approximately $550 million, and the costs of exiting certain non-strategic businesses.

    In 1997, Nabisco sold certain domestic regional brands (formerly included in the U.S. Foods Group) which resulted in a pre-tax gain of $32 million. In addition non-recurring pre-tax expenses of $31 million were recorded for the write-down of certain assets of a business held for sale, the reorganization of the U.S. Foods Group selling organization and the relocation of the International Food Group headquarters.

    Net sales for 1998 and 1997 from all divestitures in both years by Nabisco were $298 million and $632 million, respectively. Operating company contribution for 1998 and 1997 from divested businesses was $39 million and $99 million, respectively.

NOTE 4--EARNINGS PER SHARE

    The components of the calculation of earnings per share for income (loss) from continuing operations are as follows:

                                                                 YEARS ENDED DECEMBER 31
                                          ----------------------------------------------------------------------
                                                   1998                    1997                    1996
                                          ----------------------  ----------------------  ----------------------
                                            BASIC      DILUTED      BASIC      DILUTED      BASIC      DILUTED
                                          ----------  ----------  ----------  ----------  ----------  ----------
Income (loss) applicable to common stock
 from continuing operations:
  Income (loss) from continuing
    operations..........................  $     (118) $     (118) $      295  $      295  $      (41) $      (41)
  Preferred stock dividends.............         (40)        (40)        (44)        (44)        (43)        (43)
  Adjustment for the dilutive effect of
    Nabisco Holdings' stock options.....          --          --          --          (3)         --          --
                                          ----------  ----------  ----------  ----------  ----------  ----------
                                          $     (158) $     (158) $      251  $      248  $      (84) $      (84)
                                          ----------  ----------  ----------  ----------  ----------  ----------
                                          ----------  ----------  ----------  ----------  ----------  ----------
Weighted average number of common and
  common equivalent shares outstanding
  (in thousands):
  Common shares outstanding.............     323,853     323,853     323,787     323,787     324,917     324,917
  Assumed exercise of NGH's stock
    options.............................          --          --          --       1,531          --          --
                                          ----------  ----------  ----------  ----------  ----------  ----------
                                             323,853     323,853     323,787     325,318     324,917     324,917
                                          ----------  ----------  ----------  ----------  ----------  ----------
                                          ----------  ----------  ----------  ----------  ----------  ----------

Shares of ESOP convertible preferred stock of 12,818,967, 13,714,950 and 14,558,920 were not included in computing diluted earnings per share for 1998, 1997 and 1996, respectively, because the effect would have been antidilutive.

NOTE 5--SHORT-TERM BORROWINGS AND BORROWING ARRANGEMENTS

                                                                 1998                        1997
                                                      --------------------------  --------------------------
                                                                      AVERAGE                     AVERAGE
                                                        AMOUNT       YEAR-END       AMOUNT       YEAR-END
                                                      OUTSTANDING  INTEREST RATE  OUTSTANDING  INTEREST RATE
                                                      -----------  -------------  -----------  -------------
  Domestic commercial paper (see note 8)............   $     174           5.7%    $   1,991           6.2%
  International commercial paper....................           9           7.2%           26           4.1%
  Notes payable to banks............................          59           8.2%          154           8.2%
  Other (see note 8)................................          --            --            50           5.8%
                                                      -----------                 -----------
                                                             242                       2,221
  Amount reclassified as long-term debt (see note
    8)..............................................        (174)                     (2,041)
                                                      -----------                 -----------
    Total short-term borrowings.....................   $      68                   $     180
                                                      -----------                 -----------
                                                      -----------                 -----------

    Nabisco maintains a four-year $1.5 billion revolving credit facility and a 364-day $1.11 billion credit facility primarily to support commercial paper issuances. At the end of the 364-day period, any borrowings outstanding under the 364-day credit facility are convertible into a three-year term loan at Nabisco's option. The commitments under the revolving credit facility decline to approximately $1.46 billion on October 31, 2001 for the final year. Borrowings under the revolving credit facility bear interest at rates which vary with the prime rate or LIBOR. Borrowings outstanding under the 364-day credit facility bear interest at rates which vary with LIBOR.

    Based on Nabisco's intention and ability to continue to refinance for more than one year the amount of their respective domestic commercial paper and revolving credit agreement borrowings and certain other borrowings through their separate long-term revolving credit facilities, such borrowings were reclassified as long-term debt.

    Distributions and the payment of dividends by NGH were subject to certain restrictions under certain financing agreements which were in effect at December 31, 1998 and debt instruments outstanding as of December 31, 1998 of NGH and its subsidiaries. These financing agreements were terminated in May, 1999. The financing agreements generally restricted cumulative common and preferred dividends and distributions, limited the ability to incur indebtedness, engage in transactions with stockholders and affiliates, create liens, sell or dispose of certain assets and certain subsidiaries' stock, issue certain equity securities and engage in certain mergers or consolidations.

    Nabisco's credit agreements, among other things, generally restrict common and preferred dividends and distributions, limit loans and advances by Nabisco Holdings and its subsidiaries to RJR, limit the ability to incur indebtedness, engage in transactions with stockholders and affiliates, create liens, acquire, sell or dispose of certain assets and securities and engage in certain mergers or consolidations.

NOTE 6--ACCRUED LIABILITIES

                                                                       1998           1997
                                                                   -------------  -------------
    Payroll and employee benefits................................    $     270      $     270
    Marketing and advertising....................................          231            211
    Restructuring................................................          202             43
    Dividends....................................................          220            223
    Accrued interest.............................................           70             38
    Other........................................................          238            272
                                                                        ------         ------
                                                                     $   1,231      $   1,057
                                                                        ------         ------
                                                                        ------         ------

NOTE 7--INCOME TAXES

    The provision (benefit) for income taxes consisted of the following:

YEARS ENDED DECEMBER 31                                                      1998             1997             1996
----------------------------------------------------------------------  ---------------  ---------------  ---------------
Current:
  Federal.............................................................     $     116        $     174        $      91
  Foreign and other...................................................            70               71               34
                                                                               -----            -----            -----
                                                                                 186              245              125
                                                                               -----            -----            -----
Deferred:
  Federal.............................................................          (172)               3              (87)
  Foreign and other...................................................           (16)               9               24
                                                                               -----            -----            -----
                                                                                (188)              12              (63)
                                                                               -----            -----            -----
Provision (benefit) for income taxes..................................     $      (2)       $     257        $      62
                                                                               -----            -----            -----
                                                                               -----            -----            -----

    The components of the deferred income tax liability disclosed on the consolidated balance sheets included the following:

                                                                                         1998       1997
                                                                                       ---------  ---------
Deferred tax assets:
  Pension and other postretirement liabilities.......................................  $    (174) $    (181)
  Restructuring and other accrued liabilities........................................       (141)       (45)
                                                                                       ---------  ---------
        Total deferred tax assets before valuation allowance.........................       (315)      (226)
  Valuation allowance................................................................         83         77
                                                                                       ---------  ---------
        Net deferred tax assets......................................................       (232)      (149)
                                                                                       ---------  ---------

Deferred tax liabilities:
  Property and equipment.............................................................        322        336
  Trademarks.........................................................................      1,027      1,059
  Other..............................................................................        109        111
                                                                                       ---------  ---------
        Total deferred tax liabilities...............................................      1,458      1,506
                                                                                       ---------  ---------
        Net deferred income taxes....................................................  $   1,226  $   1,357
                                                                                       ---------  ---------
                                                                                       ---------  ---------

    Pre-tax income (loss) for domestic and foreign operations consisted of the following:

                                                                            1998           1997           1996
                                                                        -------------  -------------  -------------
Domestic (includes U.S. exports)......................................    $    (182)     $     465      $     (88)
Foreign...............................................................           48            171            112
                                                                             ------         ------         ------
Pre-tax income (loss).................................................    $    (134)     $     636      $      24
                                                                             ------         ------         ------
                                                                             ------         ------         ------

    The differences between the provision (benefit) for income taxes and income taxes computed at statutory U.S. federal income tax rates are explained as follows:

                                                                    1998            1997            1996
                                                                -------------  ---------------  -------------
Income taxes computed at statutory U.S. federal income tax
  rates.......................................................    $     (48)      $     223       $       8
State and local income taxes, net of federal tax benefits.....           17              21               8
Goodwill amortization.........................................           30              30              37
Taxes on foreign operations at rates different than statutory
  U.S. federal rate...........................................           11             (10)             13
Exempt foreign sales corporation earnings.....................           (1)             (1)             (1)
Other items, net..............................................          (11)             (6)             (3)
                                                                      -----           -----          ------
Provision (benefit) for income taxes..........................    $      (2)      $     257       $      62
                                                                      -----           -----          ------
                                                                      -----           -----          ------
Effective tax rate............................................          1.5%           40.4%          258.3%
                                                                      -----           -----          ------
                                                                      -----           -----          ------

    At December 31, 1998, there was $749 million of accumulated and undistributed income of foreign subsidiaries. These earnings were reinvested by management abroad indefinitely. Accordingly, no applicable U.S. federal deferred income taxes have been provided nor is a determination of the amount of unrecognized U.S. federal deferred income taxes practicable.

NOTE 8--LONG-TERM DEBT

                                                                                                   1998       1997
                                                                                                 ---------  ---------
  Short-term borrowings, reclassified..........................................................  $     174  $   2,041
  5.38-8.3% notes, due 1999 through 2015.......................................................      2,142      2,146
  6.0-6.375% puttable/callable notes, due 2011 through 2035....................................        998         --
  6.24% pound sterling notes due 2001..........................................................        163         --
  Other indebtedness...........................................................................        260        168
  Current maturities of long-term debt.........................................................       (118)       (21)
                                                                                                 ---------  ---------
      Total long-term debt.....................................................................  $   3,619  $   4,334
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

------------------------

The payment of long-term debt through December 31, 2003 is as follows:
2000--$237; 2001--$275; 2002-- $579 and 2003--$32.

    In August 1997, Nabisco issued $200 million of floating rate notes (5.38% as of December 31, 1998) due 2009, which are puttable and callable in August 1999.

    In December 1997, Nabisco refinanced $432 million of 8.3% notes due 1999 and $541 million of 8% notes due 2000 with short-term borrowings. An extraordinary loss of approximately $43 million ($21 million after-tax, net of minority interest) was recorded related to this transaction. These short-term borrowings were refinanced in January 1998 with $1 billion long-term notes. The terms of these notes are as follows: $400 million of 6% notes due 2011 which are puttable and callable in 2001; $300 million of 6 1/8% notes due 2033 which are puttable and callable in 2003; and $300 million of 6 3/8% notes due 2035 which are puttable and callable in 2005. Unless the notes are put, the interest rates are reset on the respective put or call date to achieve a yield to maturity of 5.75% to 6.07%, plus in each case, Nabisco's future credit spread on treasury notes of comparable maturities. The $1,039 million in proceeds from these notes, which includes $41 million as compensation for the sale of call options, were used to repay commercial paper borrowings.

    In August 1998, a newly formed wholly-owned subsidiary trust of NGH issued $374 million principal amount of preferred securities. The proceeds from the sale of the preferred securities and the original capital contribution were invested by the trust in approximately $385 million principal amount of 9 1/2% junior subordinated debentures of NGH. The junior subordinated debentures are redeemable by NGH at $25 per debenture on or after September 30, 2003 and are due in September 2047. Cash distributions on the preferred securities are cumulative at an annual rate of 9 1/2% of the liquidation amount of $25 per security and are payable quarterly in arrears. In October 1998, NGH used $301 million of the proceeds from the issuance of the junior subordinated debentures to redeem its outstanding Series B preferred stock.

    Junior subordinated debentures of $978 million issued by a subsidiary trust of NGH in 1995 may be redeemed at NGH's election at $25 per debenture on or after August 19, 1998 and are due in December 2044. Cash distributions on the preferred securities, which were issued by the subsidiary in exchange for an equal amount of NGH Series B preferred stock, are cumulative at an annual rate of 10% of the liquidation amount of $25 per security and are payable quarterly in arrears.

    On April 13, 1999, NGH offered to purchase any and all of its 9 1/2% trust preferred securities and sought consents from the holders of those securities to waive certain covenants that might have prevented some of the transactions described in note 17. The consent offer expired on May 17, 1999. As of that date, approximately $276 million of the total $374 million trust preferred securities were tendered. The total cost to tender the preferred securities, including accrued interest, premium fees and consent fees will total approximately $314 million. NGH intends to invest approximately $100 million in highly rated short-term commercial paper to service future principal and interest payments on the trust securities not tendered.

    On May 18, 1999, NGH called for redemption all of its $949 million 10% trust preferred securities outstanding. NGH expects to complete this redemption on June 18, 1999.

    The estimated fair value approximated the carrying amount of long-term debt at December 31, 1998 and 1997. Considerable judgment was required in interpreting market data to develop the estimates of fair value. In addition, the use of different market assumptions and/or estimation methodologies may have had a material effect on the estimated fair value amounts. Accordingly, the estimated fair value of long-term debt as of December 31, 1998 and 1997 is not necessarily indicative of the amounts that Nabisco could realize in a current market exchange.

    Nabisco manages overall interest rate exposure by adjusting the mix of floating rate debt and fixed rate debt. As part of managing such interest rate exposures, Nabisco may enter into various interest rate arrangements from time to time. See note 10 for further information regarding interest rate arrangements.

NOTE 9--COMMITMENTS AND CONTINGENCIES

TOBACCO LITIGATION

    As of May 27, 1999, NGH was a defendant in 17 lawsuits arising out of the tobacco business conducted by Reynolds Tobacco or its subsidiaries. In two additional cases, NGH has been voluntarily dismissed subject to plaintiffs' discretion to restore NGH to the case within a limited period of time. These 17 cases name NGH on a variety of theories, not always specifically pled, that seek to impose liability on NGH for injuries allegedly caused by the use, sale, distribution, manufacture, development, advertising, marketing or health effects of, exposure to, or research, statements or warnings regarding cigarettes.

    Most of these 17 active suits were brought in state courts by union health-benefit trust funds--and, in one instance, a Native American tribe--seeking to recover the health-care costs they claim to have incurred for their members whose illnesses are allegedly related to cigarettes. Three of the cases are non-union class action suits, one in Pennsylvania federal court, one in Indiana state court and one in Missouri state court. A fourth purported class action is pending in Nigeria. NGH's defenses in all the cigarette cases in which it is named include the merits defenses of Reynolds Tobacco plus separate arguments that NGH is a holding company that does not engage in any of the activities for which plaintiffs seek to impose liability. NGH also seeks to be dismissed from some of these cases based on the fact that it has no presence in the state in which a particular case is pending and therefore should not be subject to the jurisdiction of the applicable court.

    In the union health-care cost-recovery cases of the kind noted above, defendants also argue that the case should be dismissed because of the settled law that one who pays an injured person's medical expenses is legally too remote to maintain an action against the person allegedly responsible for the injury. Most courts that have decided motions to dismiss based on this argument, including the federal courts of appeals for the Second and Third Circuits, have granted the motions to dismiss on these "remoteness" grounds. In another case, in which NGH was named and which proceeded to trial before a jury, NGH as well as RJR were dismissed from the case on a directed verdict after plaintiffs had presented their case.

    As of May 27, 1999, no case in which NGH is a named defendant was scheduled for trial in 1999. Two cases in which Reynolds Tobacco is a defendant are in the process of being tried and it is likely that several more will be tried during the course of the year.

    NGH's litigation defense costs as well as any liabilities it might incur as a result of the cases pending against it are to be paid by RJR and Reynolds Tobacco under the indemnification provisions of an agreement between NGH, RJR and Reynolds Tobacco. NGH's costs of defense, as well as any liabilities incurred as a result of the case pending in Nigeria, are also subject to an indemnity from Japan Tobacco Inc. as provided under the sale agreement among Japan Tobacco, Reynolds Tobacco and RJR. If RJR and Reynolds Tobacco and Japan Tobacco cannot fulfill their respective indemnity obligations, NGH could be required to make the relevant payments itself.

    In addition to the cases pending against NGH, there are several hundred lawsuits relating to cigarettes in which Reynolds Tobacco, and sometimes RJR, are named defendants. If Reynolds Tobacco and RJR are unable to satisfy their payment obligations for any adverse judgments against them in some or all of these cases, it is possible that plaintiffs in these cases would seek to recover the unsatisfied obligations from the assets of NGH by bringing lawsuits on various theories.

    Some of the claims against NGH seek recovery of hundreds of millions and possibly billions of dollars. This is also true of the litigation pending against Reynolds Tobacco and RJR. Litigation is subject to many uncertainties. Management is unable to predict the outcome of the litigation against NGH, or to derive a meaningful estimate of the amount or range of any possible loss in any quarterly or annual period or in the aggregate.

ENVIRONMENTAL MATTERS

    The U.S. Government and various state and local governments have enacted or adopted laws and regulations concerning protection of the environment. The regulations promulgated by the Environmental Protection Agency and other governmental agencies under various statutes have resulted in, and will likely continue to result in, substantial expenditures for pollution control, waste treatment, plant modification and similar activities.

    In April 1995, NGH was named a potentially responsible party (a "PRP") with certain third parties under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") with respect to a superfund site at which a former subsidiary of RJR had operations. Certain subsidiaries of NGH have also been named as PRPs with third parties or may have indemnification obligations with respect to a number of additional sites. Liability under CERCLA is joint and several.

    NGH's subsidiaries have been engaged in a continuing program to assure compliance with U.S., state and local laws and regulations. Although it is difficult to identify precisely the portion of capital expenditures or other costs attributable to compliance with environmental laws and to estimate the cost of resolving these CERCLA matters, NGH does not expect such expenditures or other costs to have a material adverse effect on the business or financial condition of NGH and its subsidiaries taken as a whole.

COMMITMENTS

    At December 31, 1998, commitments totalled approximately $220 million, principally for minimum operating leases, the purchase of machinery and equipment and other contractual arrangements.

NOTE 10--FINANCIAL INSTRUMENTS

INTEREST RATE ARRANGEMENTS

    At December 31, 1998, Nabisco had outstanding interest rate caps at an aggregate notional principal amount of $700 million expiring in June 1999 and outstanding interest rate swaps at a notional principal amount of $565 million. These swaps expire as follows: $463 million in 1999; $29 million in 2003; and $73 million in 2004. At December 31, 1997, similar arrangements for $300 million were outstanding.

    In November 1997, Nabisco locked in the value of the anticipated call premium associated with the call option feature included in the $1.0 billion of puttable/callable notes issued in January 1998. This was accomplished by selling $900 million of notional principal call options on the yield to maturity for the applicable U.S. Treasury securities on the applicable puttable/callable date. Nabisco also sold $600 million notional principal amount of U. S. Treasury securities to lock in the anticipated initial interest rates on these notes. These arrangements were settled in January 1998 when the notes were issued.

    The carrying amounts and estimated fair values of interest rate arrangements entered into as of December 31, 1998 and 1997 were as follows:

                                                                          1998                              1997
                                                            --------------------------------  --------------------------------
                                                                  ASSETS/(LIABILITIES)              ASSETS/(LIABILITIES)
                                                            --------------------------------  --------------------------------
                                                             CARRYING VALUE     FAIR VALUE     CARRYING VALUE     FAIR VALUE
                                                            -----------------  -------------  -----------------  -------------
Variable interest rate pay swaps..........................      $      --        $      11        $      --        $      (1)
Interest rate caps........................................      $      --        $      --        $       1        $      --
U.S. Treasury locks.......................................      $      --        $      --        $      --        $      (3)
Written call options......................................      $      --        $      --        $      --        $     (13)

FOREIGN CURRENCY ARRANGEMENTS

    At December 31, 1998 and 1997, Nabisco had outstanding forward foreign exchange contracts with banks to purchase and sell an aggregate amount of $21 million and $82 million, respectively. Such contracts were primarily entered into to hedge certain international subsidiary debt. The purpose of Nabisco's foreign currency hedging activities is to protect Nabisco from risk that the eventual dollar cash flows resulting from transactions with international parties will be adversely affected by changes in exchange rates. Based on calculations from independent third parties, the estimated fair value of these financial instruments as of December 31, 1998 was unfavorable by less than $1 million and as of December 31, 1997 was favorable by approximately $2 million.

MARKET AND CREDIT RISK

    The above interest rate and foreign currency arrangements entered into involve, to varying degrees, elements of market risk as a result of potential changes in future interest and foreign currency exchange rates. To the extent that the financial instruments entered into remain outstanding as effective hedges of existing interest rate and foreign currency exposure, the impact of such potential changes in future interest rates and foreign currency exchange rates on the financial instruments entered into would offset the related impact on the items being hedged. Also, NGH and its subsidiaries may be exposed to credit losses in the event of non-performance by the counterparties to these financial instruments. However, NGH and its subsidiaries continually monitor their positions and the credit ratings of their counterparties and therefore, do not anticipate any non-performance.

    There are no significant concentrations of credit risk with any individual counterparties or groups of counterparties as a result of any financial instruments entered into including those financial instruments discussed above.

NOTE 11--CAPITAL STOCK AND PAID-IN CAPITAL

    The outstanding capital stock of NGH at December 31, 1998 consisted of common stock and ESOP convertible preferred stock (stated value of $16 per share). All classes of preferred stock of NGH (150,000,000 shares authorized at December 31, 1998) rank senior to common stock as to dividends and liquidation preferences.

    NGH redeemed its Series B preferred stock (12,044 shares issued and outstanding at December 31, 1997) on October 13, 1998, resulting in the redemption of its Series B depositary shares (12,043,940 outstanding at December 31, 1997) at $25 per Series B depositary share plus accrued and unpaid dividends. Each share of Series B preferred stock paid cash dividends of $2,312.50 per share per annum until the shares were redeemed.

    NGH and its subsidiaries sponsor a defined contribution plan in which matching contributions to eligible employees are made in the form of ESOP preferred stock. Every five shares of ESOP preferred stock (12,818,967 and 13,714,950 shares issued and outstanding at December 31, 1998 and 1997, respectively) is generally convertible into one share of common stock of NGH, and bears cumulative dividends at 7.8125% of stated value per annum at least until April 10, 1999, payable semi-annually in arrears. The ESOP preferred stock is redeemable at the option of NGH on or after April 10, 1999 at an initial redemption price of $16.25 per share. The redemption price declines thereafter to $16 per share on April 10, 2001, plus accrued and unpaid dividends. NGH matches $.50 for every pre-tax dollar contributed by each eligible employee, up to a maximum of 6% of the employee's pay. The shares of ESOP preferred stock are allocated to employees at either a floor value of $16 per share or the fair market value of one-fifth of a share of common stock, whichever is higher. Unallocated shares totalled 2,142,175 and 4,182,985 at December 31, 1998 and 1997, respectively. During 1998, 1997 and 1996, approximately $28 million, $32 million and $28 million, respectively, was contributed to the ESOP by NGH and approximately $17 million, $18 million and $18 million, respectively, of ESOP dividends were used to service the ESOP's debt to NGH that was incurred in connection with the initial formation of the ESOP. On or about May 18, 1999, NGH called for redemption all of its outstanding ESOP convertible preferred stock at $16.25 per share, plus accrued dividends, at a total cost of approximately $200 million. NGH expects to complete this redemption on June 10, 1999.

NOTE 12--STOCK PLANS

    NGH's 1989 stock plan provides for grants of options to purchase common stock of NGH to non-employee directors, directors and key employees of NGH and its subsidiaries, including RJR. A maximum of 6,000,000 shares may be issued under this plan. The options granted under the plan generally vest over three years, are separately exercisable for primarily ten years from the date of grant and are exercisable at a price that is generally the fair market value of the stock at the grant date.

    NGH's 1990 long-term incentive plan ("LTIP") provides for grants of incentive stock options, other stock options, stock appreciation rights, restricted stock, purchase stock, dividend equivalent rights, performance units, performance shares and other stock-based grants to key employees. A maximum of 33,000,000 shares of common stock of NGH may be issued under the LTIP. The options granted under the plan generally vest over three years, are exercisable for 10-15 years from date of grant, and are exercisable at a price that is generally the fair market value of the stock at the grant date. As of December 31, 1998, purchase stock, stock options other than incentive stock options, restricted stock and other stock-based grants have been granted under the LTIP.

    Nabisco Holdings' 1994 long-term incentive plan is similar to the LTIP except that stock-based awards are denominated in shares of Class A common stock of Nabisco Holdings.

    The changes in stock options under NGH's stock plans are as follows:

                                                 1998                       1997                       1996
                                       -------------------------  -------------------------  -------------------------
                                                      WEIGHTED-                  WEIGHTED-                  WEIGHTED-
                                                       AVERAGE                    AVERAGE                    AVERAGE
                                                      EXERCISE                   EXERCISE                   EXERCISE
                                         OPTIONS        PRICE       OPTIONS        PRICE       OPTIONS        PRICE
                                       ------------  -----------  ------------  -----------  ------------  -----------
Balance at beginning of year.........    17,378,041   $   29.54     17,783,323   $   29.54     14,855,935   $   28.40
Options granted......................       657,536       35.78        589,600       32.37      3,792,447       34.57
Options exercised....................      (271,458)      26.37       (396,363)      25.81       (595,112)      25.68
Options cancelled....................      (274,008)      35.87       (598,519)      34.68       (269,947)      31.41
                                       ------------               ------------               ------------
Balance at end of year...............    17,490,111       29.72     17,378,041       29.54     17,783,323       29.54
                                       ------------               ------------               ------------
                                       ------------               ------------               ------------
Exercisable at end of year...........    15,393,538       29.05      5,683,937       31.09      4,618,935       30.46
                                       ------------               ------------               ------------
                                       ------------               ------------               ------------

    The changes in stock options under Nabisco Holdings' stock plan are as follows:

                                                 1998                       1997                       1996
                                       -------------------------  -------------------------  -------------------------
                                                      WEIGHTED-                  WEIGHTED-                  WEIGHTED-
                                                       AVERAGE                    AVERAGE                    AVERAGE
                                                      EXERCISE                   EXERCISE                   EXERCISE
                                         OPTIONS        PRICE       OPTIONS        PRICE       OPTIONS        PRICE
                                       ------------  -----------  ------------  -----------  ------------  -----------
Balance at beginning of year.........    14,159,527   $   30.15     11,727,881   $   28.57      8,909,663   $   26.77
Options granted......................     2,830,983       45.51      2,758,500       37.22      3,114,200       33.83
Options exercised....................      (832,534)      27.50             --          --             --          --
Options cancelled....................      (643,735)      38.59       (326,854)      33.13       (295,982)      29.73
                                       ------------               ------------               ------------
Balance at end of year...............    15,514,241       32.75     14,159,527       30.15     11,727,881       28.57
                                       ------------               ------------               ------------
                                       ------------               ------------               ------------
Exercisable at end of year...........     7,805,633       26.67             --          --             --          --
                                       ------------               ------------               ------------
                                       ------------               ------------               ------------

    Additional information at December 31, 1998 with respect to options under NGH's and Nabisco Holdings' stock plans is as follows:

                                                                                             NABISCO
                                                                               NGH           HOLDINGS
                                                                         ---------------  --------------
Option price range at end of year......................................  $   22.82-52.50  $  24.50-52.88
Shares of common stock available for future grant......................       14,512,688      12,183,572
Weighted-average remaining contractual life of outstanding options at
  end of year..........................................................        9.8 years       9.6 years

    NGH and its subsidiaries recognize and measure compensation costs related to employee stock plans utilizing the intrinsic value based method. Had compensation expense been determined based upon the fair value of awards granted during 1998, 1997 and 1996, NGH's net income (loss) and earnings (loss) per share would have been as follows:

                                                   1998                       1997                        1996
                                         ------------------------  --------------------------  --------------------------
                                         AS REPORTED   PRO FORMA    AS REPORTED    PRO FORMA    AS REPORTED    PRO FORMA
                                         -----------  -----------  -------------  -----------  -------------  -----------
Net income (loss)......................   $    (577)   $    (602)    $     381     $     354     $     611     $     591
Basic earnings (loss) per share........   $   (1.91)   $   (1.98)    $    1.05     $    0.96     $    1.75     $    1.69
Diluted earnings (loss) per share......   $   (1.91)   $   (1.98)    $    1.03     $    0.94     $    1.74     $    1.68
Weighted-average grant date fair value
  of NGH's options granted during the
  year.................................          --    $    7.33            --     $    6.79            --     $    7.06
Weighted-average grant date fair value
  of Nabisco Holdings' options granted
  during the year......................          --    $   14.27            --     $   12.55            --     $   11.00

    Had compensation expense been determined based upon the fair value of awards granted to employees of NGH's continuing businesses, net income (loss) from continuing operations and earnings (loss) per share from continuing operations would have been as follows:

                                                   1998                       1997                       1996
                                         ------------------------  --------------------------  ------------------------
                                         AS REPORTED   PRO FORMA    AS REPORTED    PRO FORMA   AS REPORTED   PRO FORMA
                                         -----------  -----------  -------------  -----------  -----------  -----------
Net income (loss) from continuing
  operations...........................   $    (118)   $    (133)    $     295     $     280    $     (41)   $     (52)
Basic earnings (loss) per share from
  continuing operations................   $   (0.49)   $   (0.53)    $    0.78     $    0.73    $   (0.26)   $   (0.29)
Diluted earnings (loss) per share from
  continuing operations................   $   (0.49)   $   (0.53)    $    0.76     $    0.72    $   (0.26)   $   (0.29)

    For the years ended December 31, 1998, 1997 and 1996, all options granted to employees of NGH's continuing businesses were granted under Nabisco Holdings' stock plans.

    For options granted, fair value was determined using the Black-Scholes option pricing model with the following weighted-average assumptions:

                                                              1998                      1997                      1996
                                                    ------------------------  ------------------------  ------------------------
                                                                   NABISCO                   NABISCO                   NABISCO
                                                        NGH       HOLDINGS        NGH       HOLDINGS        NGH       HOLDINGS
                                                    -----------  -----------  -----------  -----------  -----------  -----------
Dividend yield....................................         5.8%         1.7%         5.8%         1.7%         5.3%         1.9%
Expected volatility...............................          31%          23%          31%          23%          29%          24%
Risk-free interest rate...........................         5.8%         5.7%         6.4%         6.6%         6.2%         6.4%
Expected option life (years)......................           5            7            5            7            5            7

    In 1998, NGH granted 992,600 shares of restricted stock to eligible employees. These shares may not be disposed of or otherwise transferred during the restricted period, generally three to five years. Restrictions on the stock, net of forfeitures, lapse as follows: 2001--57,123 shares, 2002--57,123 shares, 2003--640,354 shares and thereafter--200,000 shares. The market price of the stock at the grant date was charged to stockholders' equity as unearned compensation and will be subsequently amortized over the periods during which the restrictions lapse. Compensation expense of approximately $6 million was recorded in 1998. The unamortized portion remaining in stockholders' equity at December 31, 1998 was $26 million.

NOTE 13--RETIREMENT BENEFITS

    NGH and its subsidiaries sponsor a number of non-contributory defined benefit pension plans covering most U.S. and certain foreign employees of Nabisco. Additionally, Nabisco and its subsidiaries participate in several multi-employer plans, which provide benefits to certain union employees, and defined contribution plans, which provide benefits to certain employees in foreign countries. NGH also provides certain health and life insurance benefits for retired employees and their dependents. In 1998, NGH adopted SFAS No. 132. All the information is presented accordingly.

                                                                               PENSION BENEFITS       OTHER BENEFITS
                                                                             --------------------  --------------------
IN MILLIONS                                                                    1998       1997       1998       1997
---------------------------------------------------------------------------  ---------  ---------  ---------  ---------
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at January 1............................................  $   1,718  $   1,559  $     531  $     493
Service cost...............................................................         46         39          6          7
Interest cost..............................................................        114        116         33         36
Plan amendments............................................................         (6)         8         --         --
Actuarial (gain) loss......................................................         (6)       167        (68)        32
Foreign currency exchange..................................................        (15)       (10)        (2)        (2)
Benefits paid..............................................................       (158)      (161)       (40)       (35)
                                                                             ---------  ---------  ---------  ---------
Obligations at December 31.................................................  $   1,693  $   1,718  $     460  $     531
                                                                             ---------  ---------  ---------  ---------
CHANGE IN PLAN ASSETS
Fair value of plan assets at January 1.....................................  $   1,568  $   1,497  $      --  $      --
Actual return on plan assets...............................................        141        203         --         --
Employer contributions.....................................................         40         30         40         35
Plan participants' contributions...........................................          1          1         --         --
Foreign currency exchange..................................................        (16)       (11)        --         --
Benefits paid..............................................................       (153)      (152)       (40)       (35)
Settlements................................................................         (5)        --         --         --
                                                                             ---------  ---------  ---------  ---------
Fair value of plan assets at December 31...................................  $   1,576  $   1,568  $      --  $      --
                                                                             ---------  ---------  ---------  ---------
FUNDED STATUS
Funded status at December 31...............................................  $    (117) $    (150) $    (460) $    (531)
Unrecognized transition asset..............................................         (2)        --         (3)        (6)
Unrecognized prior service cost............................................          5         11         --         --
Unrecognized loss..........................................................         35         45         37        106
                                                                             ---------  ---------  ---------  ---------
Net amount recognized......................................................  $     (79) $     (94) $    (426) $    (431)
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------
AMOUNTS RECOGNIZED IN THE CONSOLIDATED BALANCE SHEETS
Prepaid benefit cost.......................................................  $      19  $      18  $      --  $      --
Accrued benefit liability..................................................       (112)      (130)      (426)      (431)
Intangible asset...........................................................          2          3         --         --
Accumulated other comprehensive income.....................................         12         15         --         --
                                                                             ---------  ---------  ---------  ---------
Net amount recognized......................................................  $     (79) $     (94) $    (426) $    (431)
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------

    Plan assets consist primarily of a diversified portfolio of fixed-income investments, debt and equity securities and cash equivalents. The projected benefit obligation, accumulated benefit obligation, and fair value of plan assets for the pension plans with accumulated benefit obligations in excess of plan assets were as follows:

IN MILLIONS                                                                          1998        1997
--------------------------------------------------------------------------------     -----     ---------
Projected benefit obligation....................................................   $      95   $     126
Accumulated benefit obligation..................................................   $      92   $     122
Fair value of plan assets.......................................................   $      40   $      59

    The components of net periodic benefit cost are as follows:

                                                                            PENSION BENEFITS               OTHER BENEFITS
                                                                     -------------------------------  ------------------------
IN MILLIONS                                                            1998       1997       1996        1998         1997
-------------------------------------------------------------------  ---------  ---------  ---------     -----        -----
Service cost.......................................................  $      46  $      39  $      47   $       6    $       7
Interest cost......................................................        114        116        109          33           36
Expected return on plan assets.....................................       (135)      (129)      (124)         --           --
Amortization of transition (asset) obligation......................         (1)        (1)        (1)         (2)          (3)
Amortization of prior service cost.................................          3          3          1          --           --
Amortization of net (gain) loss....................................         (2)        (2)        --          --           --
Settlement (gain) loss.............................................          2         --         --          --           --
                                                                     ---------  ---------  ---------         ---          ---
Net periodic benefit cost..........................................         27         26         32   $      37    $      40
                                                                                                             ---          ---
                                                                                                             ---          ---
Multi-employer and defined contribution plans......................         32         33         35
                                                                     ---------  ---------  ---------
Total pension benefit cost.........................................  $      59  $      59  $      67
                                                                     ---------  ---------  ---------
                                                                     ---------  ---------  ---------

IN MILLIONS                                                             1996
-------------------------------------------------------------------     -----
Service cost.......................................................   $       7
Interest cost......................................................          34
Expected return on plan assets.....................................          --
Amortization of transition (asset) obligation......................          (2)
Amortization of prior service cost.................................          --
Amortization of net (gain) loss....................................          --
Settlement (gain) loss.............................................          --
                                                                            ---
Net periodic benefit cost..........................................   $      39
                                                                            ---
                                                                            ---
Multi-employer and defined contribution plans......................
Total pension benefit cost.........................................

    The principal plans used the following weighted average actuarial assumptions for accounting purposes:

                                                                              PENSION BENEFITS       OTHER BENEFITS
                                                                            --------------------  --------------------
AS OF DECEMBER 31,                                                            1998       1997       1998       1997
--------------------------------------------------------------------------  ---------  ---------  ---------  ---------

Discount rate.............................................................        6.9%       7.1%       6.8%       7.1%
Expected return on plan assets............................................        9.3%       9.3%
Rate of compensation increase.............................................        4.7%       4.7%

    The assumed health care cost trend rate was 6% in 1998 and 5.5% in 1999, gradually declining to 5% by the year 2000 and remaining at that level thereafter. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plan. A one-percentage-point change in the assumed health care cost trend rates would have had the following impact on 1998 amounts:

                                                                                      1-PERCENTAGE-    1-PERCENTAGE-
                                                                                          POINT            POINT
IN MILLIONS                                                                             INCREASE         DECREASE
-----------------------------------------------------------------------------------  ---------------  ---------------
Increase (decrease) in postretirement benefit cost.................................     $       7        $      (3)
Increase (decrease) in postretirement benefit obligation...........................     $      37        $     (34)

NOTE 14--SEGMENT INFORMATION

    The following information is presented in accordance with SFAS No. 131, which was adopted by NGH in the fourth quarter of 1998.

    NGH's 80.6%-owned subsidiary, Nabisco Holdings, manufactures and markets cookies, crackers, non-chocolate candy and gum products, nuts and snacks and other specialty products under several brand names in the United States, Canada, Europe, Asia, and Latin America. NGH is organized and reports its results of operations in three operating segments: Nabisco Biscuit, the U.S. Foods Group and the International Food Group, which are segregated by both product and geographic location.

    Nabisco Biscuit manufactures and markets cookies and crackers in the United States. Nabisco Biscuit's leading cookie brands include Oreo, Chips Ahoy!, SnackWell's and Newtons. Its leading cracker brands include Ritz, Premium, Triscuit, Air Crisps and Wheat Thins. The U.S. Foods Group represents Nabisco Holdings' non-biscuit food operations in the United States and manufactures and markets sauces and condiments, pet snacks, hot cereals, dry mix desserts, gelatins, non-chocolate candy, gum, nuts and salty snacks. It sells to major grocery chains, national drug and mass merchandisers, convenience channels and warehouse clubs through a direct sales force. It also sells to retail grocery chains and regional mass merchandisers through independent brokers. The International Food Group conducts Nabisco Holdings' operations outside the United States, primarily in markets in Canada and Latin America and certain markets in Europe, the Middle East, Africa and Asia. Nabisco International primarily produces and markets biscuits, powdered desserts and dry mixes, baking powder, pasta, juices, and milk products in these regions. See note 3 for details of businesses divested and exited.

    The accounting policies of the reportable operating segments are the same as those described in note 1. NGH management evaluates the performance of its operating segments based upon ongoing Operating Company Contribution ("OCC"). OCC for each reportable segment is operating income before amortization of trademarks and goodwill, restructuring expenses and other items deemed unusual by management. These items include the net gain on Food businesses divested and exited during 1998 and restructuring related costs in 1998 and 1996, which are described further in notes 2 and 3.

    See note 2 regarding significant non-cash expenses recorded relating to restructurings affecting all operating segments.

    SEGMENT PROFIT/(LOSS) AND ASSET INFORMATION:

YEARS ENDED DECEMBER 31                                                              1998       1997       1996
---------------------------------------------------------------------------------  ---------  ---------  ---------
Net sales from external customers:
  Nabisco Biscuit................................................................  $   3,542  $   3,545  $   3,677
  U.S. Foods Group...............................................................      2,334      2,604      2,638
  International Food Group.......................................................      2,524      2,585      2,574
                                                                                   ---------  ---------  ---------
    Consolidated net sales from external customers...............................  $   8,400  $   8,734  $   8,889
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Ongoing OCC:
  Nabisco Biscuit................................................................  $     542  $     691  $     600
  U.S. Foods Group...............................................................        339        386        379
  International Food Group.......................................................        206        231        248
  Other..........................................................................          2          7          5
                                                                                   ---------  ---------  ---------
    Consolidated OCC.............................................................  $   1,089  $   1,315  $   1,232
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

YEARS ENDED DECEMBER 31                                                              1998       1997       1996
---------------------------------------------------------------------------------  ---------  ---------  ---------
Depreciation:
  Nabisco Biscuit................................................................  $     146  $     148  $     149
  U.S. Foods Group...............................................................         46         49         49
  International Food Group.......................................................         81         80         72
                                                                                   ---------  ---------  ---------
    Consolidated depreciation....................................................  $     273  $     277  $     270
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

Additions to long-lived assets:
  Nabisco Biscuit................................................................  $     188  $     206  $     190
  U.S. Foods Group...............................................................         49         64         89
  International Food Group.......................................................        103        122        158
                                                                                   ---------  ---------  ---------
    Consolidated additions to long-lived assets..................................  $     340  $     392  $     437
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

AS OF DECEMBER 31                                                                    1998       1997
---------------------------------------------------------------------------------  ---------  ---------
Segment assets:
  Nabisco Biscuit................................................................  $   2,079  $   2,273
  U.S. Foods Group...............................................................        816      1,116
  International Food Group.......................................................      2,550      2,737
  Unallocated intangibles, net(1)................................................      5,574      5,974
  Net assets of discontinued businesses..........................................      6,696      7,711
  Corporate......................................................................         29         21
                                                                                   ---------  ---------
    Total segment assets.........................................................  $  17,744  $  19,832
                                                                                   ---------  ---------
                                                                                   ---------  ---------

------------------------

(1) Represents unallocated goodwill, trademarks and tradename resulting from the 1989 leveraged buyout of RJR.

    A reconciliation of consolidated OCC to consolidated income (loss) before income taxes is as follows:

YEARS ENDED DECEMBER 31                                                              1998       1997       1996
---------------------------------------------------------------------------------  ---------  ---------  ---------
Ongoing OCC......................................................................  $   1,089  $   1,315  $   1,232
Items excluded from OCC:
  Goodwill and trademark amortization............................................       (221)      (226)      (228)
  Interest and debt expense......................................................       (401)      (421)      (424)
  Other income (expense), net....................................................        (29)       (32)       (31)
  Restructuring expenses and related costs.......................................       (586)        --       (525)
  Net gain on divested food businesses...........................................         14         --         --
                                                                                   ---------  ---------  ---------
    Income (loss) before income taxes............................................  $    (134) $     636  $      24
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

    GEOGRAPHIC SEGMENT INFORMATION:

                                                                              NET SALES                 NET PROPERTY
                                                                      YEARS ENDED DECEMBER 31,          DECEMBER 31,
                                                                   -------------------------------  --------------------
IN MILLIONS                                                          1998       1997       1996       1998       1997
-----------------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
United States....................................................  $   5,876  $   6,149  $   6,315  $   2,023  $   2,315
Latin America....................................................      1,428      1,438      1,442        550        589
Other............................................................      1,096      1,147      1,132        374        423
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   $   8,400  $   8,734  $   8,889  $   2,947  $   3,327
                                                                   ---------  ---------  ---------  ---------  ---------
                                                                   ---------  ---------  ---------  ---------  ---------

NOTE 15--ADDITIONAL INFORMATION

  YEARS ENDED DECEMBER 31                                                                     1998       1997       1996
------------------------------------------------------------------------------------------  ---------  ---------  ---------
  Advertising expense.....................................................................  $     226  $     223  $     201
  Research and development expense........................................................        100         95        105
  Rent expense............................................................................         89         84         77

  AS OF DECEMBER 31                                                                         1998       1997
----------------------------------------------------------------------------------------  ---------  ---------
  Accumulated other comprehensive income (loss):
      Cumulative translation adjustment.................................................  $    (441) $    (391)
      Minimum pension liability.........................................................        (19)       (22)
                                                                                          ---------  ---------
        Total accumulated other comprehensive income (loss).............................  $    (460) $    (413)
                                                                                          ---------  ---------
                                                                                          ---------  ---------

NOTE 16--QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

                                                                                 FIRST     SECOND      THIRD     FOURTH
                                                                               ---------  ---------  ---------  ---------
1998(1)
  Net sales..................................................................  $   1,962  $   2,131  $   2,098  $   2,209
  Operating income (loss)....................................................        183       (210)       185        138
  Income (loss) from continuing operations...................................         32       (177)        32         (5)
  Income (loss) from discontinued operations.................................        (52)        47        126       (580)
  Net income (loss)..........................................................        (20)      (130)       158       (585)
  Per share data:(2)
    Basic income (loss) per share:
      Continuing operations..................................................  $     .06  $    (.58) $     .06  $    (.04)
      Discontinued operations................................................       (.16)       .14        .39      (1.79)
      Net income (loss)......................................................       (.10)      (.44)       .45      (1.83)
    Diluted income (loss) per share:
      Continuing operations..................................................  $     .06  $    (.58) $     .06  $    (.04)
      Discontinued operations................................................       (.16)       .14        .39      (1.79)
      Net income (loss)......................................................       (.10)      (.44)       .45      (1.83)
    Common stock dividends declared..........................................      .5125      .5125      .5125      .5125
    Market price of common stock
      --high.................................................................  $ 38 1/16  $ 31 5/16  $  27 3/8  $31 15/16
      --low..................................................................         30     23 1/2    21 5/16         24
      --close................................................................    31 5/16     23 3/4    25 3/16   29 11/16

                                                                                 FIRST     SECOND      THIRD     FOURTH
                                                                               ---------  ---------  ---------  ---------
1997
  Net sales..................................................................  $   1,905  $   2,191  $   2,203  $   2,435
  Operating income...........................................................        197        263        250        379
  Income (loss) from continuing operations...................................         39         66         66        124
  Income from discontinued operations........................................        174        177         56       (300)
  Net income (loss)..........................................................        213        243        122       (197)
  Per share data:(2)
    Basic income (loss) per share:.
      Continuing operations..................................................  $     .09  $     .17  $     .17  $     .35
      Discontinued operations................................................        .53        .55        .17       (.93)
      Extraordinary loss.....................................................         --         --         --       (.06)
      Net income (loss)......................................................        .62        .72        .34       (.64)
    Diluted income (loss) per share:
      Continuing operations..................................................  $     .09  $     .17  $     .17  $     .34
      Discontinued operations................................................        .53        .54        .17       (.92)
      Extraordinary loss.....................................................         --         --         --       (.06)
      Net income (loss)......................................................        .62        .71        .34       (.64)
    Common stock dividends declared..........................................      .5125      .5125      .5125      .5125
    Market price of common stock
      --high.................................................................  $  38 7/8  $  36 1/2  $  36 1/8  $37 15/16
      --low..................................................................     30 5/8         27    29 9/16     29 7/8
      --close................................................................     32 1/4         33     34 3/8     37 1/2

--------------------------

(1) The second quarter of 1998 includes restructuring and related expenses of $412 million ($219 million after-tax, net of minority interest).

   The fourth quarter of 1998 includes $159 million ($93 million after-tax, net of minority interest) of restructuring and related expenses.

(2) Earnings per share is computed independently for each of the periods presented; therefore, the sum of the earnings per share amounts for the quarters may not equal the total for the year.

NOTE 17--SUBSEQUENT EVENTS

    DISCONTINUED OPERATIONS

    On March 9, 1999, RJR and Reynolds Tobacco entered into a definitive agreement to sell the international tobacco business for approximately $8 billion, including the assumption of approximately $200 million of net debt, to Japan Tobacco Inc. The sale was completed on May 12, 1999, except to the extent that local regulatory approvals for this sale are still pending. Under the terms of the agreement, Japan Tobacco acquired substantially all of the business including intellectual property rights of Reynolds International, including the international rights to the CAMEL, WINSTON and SALEM brand names. Proceeds from the sale were used to reduce debt and for general corporate purposes.

    Also on March 9, 1999, NGH announced that its board of directors had approved a plan to separate the domestic tobacco business conducted by Reynolds Tobacco, from the food business conducted by Nabisco's operating subsidiaries. Under the plan, the separation will be accomplished by the transfer of RJR's 80.5% interest in Nabisco, together with approximately $1.6 billion in after-tax proceeds from the international tobacco sale, to NGH through a merger transaction that is intended to be tax-free and which occurred on May 18, 1999, followed by a spin-off to NGH stockholders of shares in RJR that is intended to be tax-free. On May 12, 1999, NGH's board of directors approved the spin-off, which is expected to occur on or about June 14, 1999.

    Upon completion of the spin-off, NGH will be legally renamed Nabisco Group Holdings Corp. and continue to exist as a holding company, owning 80.5% of Nabisco. The re-named Nabisco Group Holdings Corp. (symbol: NGH) and Nabisco (symbol: NA) will each continue to trade as separate companies on The

New York Stock Exchange. Shares of RJR (symbol: RJR), as the owner of 100% of Reynolds Tobacco, will also trade separately under the changed name of R.J. Reynolds Tobacco Holdings, Inc.

    NGH, RJR and Reynolds Tobacco have entered into, or will enter into, several agreements governing the relationships among the parties after the distribution of RJR's shares to NGH stockholders, including the provision of intercompany services by Nabisco to NGH, certain tax matters, indemnification rights and obligations and other matters between the parties.

    Reynolds International's, corporate headquarters' and Reynolds Tobacco's operating results are segregated and reported as discontinued operations in the accompanying consolidated financial statements. Prior period financial statements have been reclassified to conform to the current year presentation.

    Summarized operating results of the discontinued businesses are as follows:

                                                                     1998       1997       1996
                                                                   ---------  ---------  ---------
Net sales........................................................  $   8,637  $   8,323  $   8,174
Provision (benefit) for income taxes.............................        (21)       273        523
Net income (loss)................................................       (459)       107        652

    Assets and liabilities of the discontinued businesses are as follows:

                                                                            1998       1997
                                                                          ---------  ---------
Current assets..........................................................  $   2,987  $   3,049
Property, plant and equipment, net......................................      2,351      2,612
Trademarks and goodwill, net............................................     12,165     12,576
Other assets and deferred charges.......................................        341        320
Current liabilities.....................................................     (2,859)    (2,323)
Long-term debt (less current maturities)................................     (5,036)    (5,122)
Deferred income taxes...................................................     (1,936)    (2,167)
Other noncurrent liabilities............................................     (1,317)    (1,234)
                                                                          ---------  ---------
  Net assets of discontinued businesses.................................  $   6,696  $   7,711
                                                                          ---------  ---------
                                                                          ---------  ---------

                          ----------------------------

    The unaudited pro forma information below reflects adjustments to the historical results of operations and financial condition of NGH. The unaudited pro forma balance sheet gives effect to the following transactions as if they occurred on December 31, 1998, as applicable:

    - the sale of Reynolds International and application of a portion of the net proceeds to reduce debt and for general corporate purposes;

    - the issuance of $1.25 billion of debt securities by RJR;

    - the transfer of RJR's interest in Nabisco to NGH, together with approximately $1.6 billion of the net cash proceeds from the international tobacco sale, through a merger transaction;

    - the redemption of $1.23 billion of trust originated preferred securities and the repurchase of approximately $200 million of ESOP preferred stock; and

    - the spin-off of RJR to NGH stockholders.

    The unaudited pro forma income statement gives effect to the above transactions and the adjustment to selling, advertising, administrative and general expenses to reflect the estimated level of corporate headquarters' administrative expenses after the completion of the RJR spin-off, as if the transactions occurred on January 1, 1998. No adjustment has been made for one-time or non-recurring items in the unaudited pro forma income statement.

    Management believes that the assumptions used provide a reasonable basis on which to present the pro forma consolidated financial data based on transactions and events that are currently probable to occur. NGH has provided the unaudited pro forma consolidated condensed financial statements for informational purposes only. You should not construe them to be indicative of the results of operations or financial position had the transactions and events described above been consummated on the dates assumed and do not project the results of operations or financial position for any future date or period.

                                                                                                 DECEMBER 31, 1998
                                                                                                 -----------------
                                                                                                    (UNAUDITED)
ASSETS
Cash and cash equivalents......................................................................      $     157
Accounts and other receivables, net............................................................            522
Inventories....................................................................................            753
Prepaid expenses and excise taxes..............................................................             70
                                                                                                       -------
    Total current assets.......................................................................          1,502
                                                                                                       -------
Property, plant and equipment, net.............................................................          2,947
Trademarks, net................................................................................          3,368
Goodwill, net..................................................................................          3,182
Other assets and deferred charges..............................................................            196
                                                                                                       -------
    Total assets...............................................................................      $  11,195
                                                                                                       -------
                                                                                                       -------
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings..........................................................................      $      68
Accounts payable and accrued liabilities.......................................................          1,638
Current maturities of long-term debt...........................................................            118
Income taxes accrued...........................................................................             20
                                                                                                       -------
    Total current liabilities..................................................................          1,844
                                                                                                       -------
Long-term debt (less current maturities).......................................................          3,619
Minority interest in Nabisco Holdings..........................................................            752
Other noncurrent liabilities...................................................................            704
Deferred income taxes..........................................................................          1,271
NGH's obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely
 junior subordinated debentures................................................................             98
Total stockholders' equity.....................................................................          2,907
                                                                                                       -------
    Total liabilities and stockholders' equity.................................................      $  11,195
                                                                                                       -------
                                                                                                       -------

                                                                                                    YEAR ENDED
                                                                                                 DECEMBER 31, 1998
                                                                                                 -----------------
                                                                                                    (UNAUDITED)
Net sales......................................................................................      $   8,400
Costs and expenses.............................................................................          7,366
Amortization of trademarks and goodwill........................................................            221
Restructuring expense..........................................................................            530
                                                                                                       -------
    Operating income...........................................................................            283
Interest expense and other income (expense), net...............................................           (334)
Income tax provision...........................................................................             33
Minority interest..............................................................................             14
                                                                                                       -------
    Loss from continuing operations............................................................      $     (70)
                                                                                                       -------
                                                                                                       -------

                            ------------------------